Exhibit 10.11
THIRD AMENDMENT OF LEASE AGREEMENT
     THIRD AMENDMENT OF LEASE AGREEMENT (the “Third Amendment”) is made and entered into by and between STONEBRIAR I OFFICE PARTNERS, LTD. (“Lessor”), and COMSTOCK RESOURCES, INC. (“Lessee”).
RECITALS:
     WHEREAS, Lessor and Lessee entered into a certain Lease Agreement dated May 6, 2004, (the “Lease”), with the defined terms and conditions of the Lease being hereby incorporated herein by reference; and
     WHEREAS, Lessor and Lessee entered into First Amendment of Lease Agreement dated August 31, 2005; and
     WHEREAS, Lessor and Lessee entered into Second Amendment of Lease Agreement dated October 15, 2007; and
     WHEREAS, Lessee desires to exercise the option therein granted it to expand the Premises by incorporating additional space; and
     WHEREAS, Exhibit G of the Lease provides for the manner in which the Lease shall be amended in such circumstances.
     NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration paid by each party to the other, the receipt and sufficiency of which is hereby acknowledged, the Lessor and the Lessee hereby amend and modify the Lease, and agree as follows:
     1. 2008 Expansion of the Premises. Lessee and Lessor acknowledge that the Premises shall, effective October 1, 2008, include Suite 460 of the building, comprising 2,417 additional square feet. Lessor and Lessee further acknowledge that the expiration date of the initial term of the Lease shall continue to be 5:00 p.m., July 31, 2014.
     2. 2009 Expansion of the Premises. Lessee and Lessor further acknowledge that the Premises shall, effective February 1, 2009, also include suite 420 of the Building, comprising 5,577 additional square feet. Lessor and Lessee further acknowledge that the expiration date of the initial term of the Lease, as amended by the inclusion of such addition, shall continue to be 5:00 p.m., July 31, 2014.
     3. New Rental for the 2008 Expanded Premises. Lessor and Lessee agree that the amended monthly Basic Rental payable by Lessee to the Lessor for the 2008 Premises, as hereby amended, shall be increased by the sum of $4,531.88 per month ($22.50 per square foot), commencing on October 1, 2007, to a new total of 85,873.13.
     4. New Rental for the 2009 Expanded Premises. Lessor and Lessee agree that the amended monthly Basic Rental payable by Lessee to the Lessor for the 2009 Expanded Premises, as hereby amended, shall be increased by the sum of $10,456.88 per month ($22.50 per square foot), commencing on February 1, 2009, to a new total of $96,330.01.
     5. Proportionate Shares. Lessee’s Proportionate Share is amended to be 42.16% effective October 1, 2008 and amended to be 47.03% effective February 1, 2009.
     6. Refinishing. Lessor will recarpet and paint the 2008 and 2009 expansion premises to the same standards as exists in Lessee’s existing space. Lessor will oversee the construction, act as liaison between Tenant, the contractor, and the designer and coordinate the relationship between the construction, the Building, and the Building systems.
     7. Ratification of Lease. Except as expressly amended and modified herein, Lessor and Lessee hereby ratify and confirm the Lease in all respects, and Lessee and Lessor each acknowledge that the other party to the Lease has fully performed its obligations to the date hereof, or else waives all claims against the other for any nonperformance of such obligations.
     8. Execution of Amendment. This Amendment may be executed in multiple counterparts, which, when taken together, shall constitute a single integrated instrument. Further, for purposes of this Amendment, facsimile signatures by either party shall be deemed original signatures for all purposes.
     9. Binding Effect. This Amendment shall be binding on the parties hereto, and their respective successors and assigns, for all purposes.

     Executed by the Lessor and the Lessee effective as of this 30th day of September, 2008.

LESSOR: STONEBRIAR I OFFICE PARTNERS, LTD., By: Stonebriar I Partners, LLC, its General Partner
By:	/s/ THOMAS C. KOPACSI,
Its: Treasurer

LESSEE: COMSTOCK RESOURCES, INC. A Nevada corporation
By:	/s/ ROLAND O. BURNS
Its: Senior Vice President and
Chief Financial Officer